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                                                                    Exhibit 10.6

                   AMENDMENT NUMBER ONE TO AGENCY AGREEMENT


          THIS AMENDMENT NUMBER ONE TO AGENCY AGREEMENT ("Amendment") is entered into and effective as of June 1, 1995 (the "Effective Date") by and between CLARENDON NATIONAL INSURANCE COMPANY, a New Jersey insurance corporation, with its administrative offices located at 1177 Avenue of the Americas, Suite 4400, New York, New York 10036 (the "Company") and STIRLING COOKE INSURANCE SERVICES INC., a Florida corporation with its offices located at 2801 Fruitville Road, Suite 250, Sarasota, Florida 34237 (the "Agency").

          WHEREAS, the Company and the Agency entered into an AGENCY AGREEMENT (the "Agreement") on June 1, 1995; and

          WHEREAS, the Company and the Agency desire to amend the Agreement.

          NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereby mutually agree that the Agreement shall be amended as follows:

I. The language set forth in Article II, Paragraph H., is deleted and replaced with the following:

          H. The Agency shall arrange underwriting inspections on all Policies written. The inspection shall be for the Agency's benefit, rather than the insured's benefit, and shall be used by the Agency in underwriting risks pursuant to the Underwriting Rules. Each inspection shall produce a written report for the Agency's benefit. The Agency shall bear sole responsibility for compensating the inspection company for such services and no costs or expenses associated with or arising from such services shall be passed on to the Company in any form.

II. The language set forth in Article V, Paragraph D., is deleted and replaced with the following:

          D. At the end of each month, the Company shall produce an accounting detailing all premiums collected and deposited into the Premium Trust Account. The Agency shall pay to the Company all Net Written Premium collected and deposited in the Premium Trust Account less the Agency's and Agent's commissions as set out in this Agreement, claim fees and expenses, and deductions, expenses, and costs payable by the Company as per this

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     Agreement, or as agreed by the Company and the Agency and listed on the accounting. The Agency may pay such commission and listed deductions directly from the Premium Trust Account without further authorization.


III. The language set forth in Article V, Paragraph G., is deleted and replaced with the following:

          G. The Agency shall maintain and submit a monthly Bordereaux report for all business written under this Agreement for Policies, binders or endorsements issued or cancelled by the Agency (the "Bordereaux"). The Agency shall maintain and furnish to the Company such other reports as may be reasonably requested by the Company.

          The Bordereaux for each line of business shall include the following information: policy number, name of insured, effective date of coverage, policy period, annual premium, payment terms, minimum deposit premium, premium collected, credits against the premium collected for sums due third parties, and the balance due the Company. Sums deducted from premium collected to pay third parties shall be utilized solely to pay expenses approved in writing by the Company, which expenses may include administration fees, safety and loss control services, and commissions due the Agency or Agents. Third party fees shall be specifically identified on the monthly Bordereaux and shall be paid on a collected premium basis.

          The Agency shall remit all funds due the Company on or before fifteen
     (15) days after the end of each month for business reported to the Company for the prior month pursuant to the Bordereaux. The Company may direct the Agency in writing to remit sums due the Company directly to the Company's reinsurers. All sums due the Company shall be paid by wire transfer or as otherwise directed in writing by the Company. The Agency shall reconcile all funds collected to the monthly Bordereaux reports.

IV.  The following subparagraph is added to Article VII, Paragraph A.:

               4. All expenses related to or arising from premium audit services or underwriting inspection services.

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V.   The language set forth in Article VII, Paragraph B., is deleted and replaced with the following:

     B.   COMPANY'S EXPENSES

          The Company shall absorb and pay directly all charges and expenses directly attributable to its operations and all expenses, costs and claims provided in this Agreement and/or under the Policies. In addition to those charges otherwise provided in this Agreement, the Company shall reimburse the Agency for other costs required to fulfill the obligations of the Company under this Agreement or as agreed from time-to-time by the Company.

VI. Except as otherwise expressly provided herein, this Amendment does not alter, amend or modify the terms of the Agreement and all terms of the Agreement remain in full force and effect.


          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

For and on behalf of the Agency:        STIRLING COOKE INSURANCE SERVICES INC.



Attest: /s/                             By: /s/
       ----------------------              -------------------------------------
                                              Its Authorized Officer


For and on behalf of the Company:       CLARENDON NATIONAL INSURANCE COMPANY



Attest: /s/                             By: /s/
       ----------------------              -------------------------------------
                                              Its Authorized Officer



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